Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Record First Quarter Earnings

April 29, 2024 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported net income of $5.73 million, or $0.15 per diluted share, for the quarter ended March 31, 2024. Excluding merger related expenses, adjusted earnings were $5.77 million1, or $0.161 per diluted share for the first quarter of 2024.

First Quarter 2024 Highlights

•
Net interest income before provision was $24.9 million for the first quarter of 2024, compared to $14.3 million in the fourth quarter of 2023. Net interest margin grew from 3.55% for the fourth quarter of 2023 to 4.03% for the first quarter of 2024.
•
Total deposits increased to $2.39 billion at March 31, 2024 from $2.30 billion at December 31, 2023 and $984.5 million at March 31, 2023. Total loans increased slightly to $2.25 billion at March 31, 2024, compared to $2.24 billion at December 31, 2023 and $945.4 million at March 31, 2023.
•
The Company enhanced its on-balance sheet liquidity with cash and cash equivalents at March 31, 2024 of $172.3 million, up from $80.2 million at December 31, 2023 and $51.7 million at March 31, 2023.
•
Asset quality remained strong as non-performing assets were $6.7 million, representing 0.25% of total assets at March 31, 2024, compared to $7.3 million, representing 0.27% of total assets at December 31, 2023. The allowance for credit

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

losses-loans was 1.06% of total loans at March 31, 2024, unchanged from December 31, 2023.

Given that the merger with Partners Bancorp (“Partners”) was completed on November 30, 2023 (the “Merger”), fourth quarter 2023 results do not represent a full quarter of comparable combined earnings. Reported results prior to the fourth quarter of 2023 reflect legacy LINKBANCORP results only.

“We are very pleased by the strong results of the first quarter of 2024, which represents the first full quarter following completion of our merger with Partners Bancorp,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “Following a very successful conversion during the fourth quarter, we have continued to make significant progress in integrating our institutions and executing on the actions needed to achieve the operational efficiencies and other benefits of this combination, including recognizing a 14% reduction in headcount since the close of the transaction and positive steps in implementing our bank-wide branch rationalization initiative.” He continued, “Loan activity during the quarter was consistent with our expectations and solid deposit growth will support growing loan pipelines.”

Income Statement

Net interest income before the provision for credit losses for the first quarter of 2024 increased to $24.9 million compared to $14.3 million in the fourth quarter of 2023. Net interest margin was 4.03% for the first quarter of 2024 compared to 3.55% for the fourth quarter of 2023. The average yield on interest-earning assets increased by 56 basis points over the prior linked quarter, due to an increase in the average yield on loans of 45 basis points to 6.48% as well as a 61 basis points increase in the average yield on securities to 4.71%. Cost of funds increased slightly to 2.33% for the first quarter of 2024 compared to 2.28% for the fourth quarter of 2023. The increase in net interest income was primarily a result of the Merger, including the lower cost deposits from legacy Partners and the impact of purchase accounting accretion.

Noninterest income increased quarter-over-quarter to $1.7 million for the first quarter of 2024 compared to $1.2 million for the fourth quarter of 2023. This increase was primarily related to a $395 thousand increase in service charges on deposit accounts resulting from the Merger, offset by a decrease in gain on sale of loans.

Noninterest expense for the first quarter of 2024 was $19.3 million compared to $22.3 million for the fourth quarter of 2023. Excluding one-time charges related to the Merger of $56 thousand in the first quarter of 2024 and $9.5 million in the fourth quarter of 2023, noninterest expense increased by $6.4 million to $19.2 million in the first quarter of 2024 from $12.8 million in the fourth quarter1. This increase was primarily due to the increased headcount and infrastructure resulting from the Merger, and amortization of the core deposit intangible assets. Salary and employee benefit expenses for the first quarter of 2024 included costs for personnel retained for post-conversion support through January 2024, as well as increased incentive compensation expense.

Income tax expense was $1.6 million for the first quarter of 2024, reflecting an effective tax rate of 21.8%.

Balance Sheet

Total assets were $2.78 billion at March 31, 2024 compared to $2.67 billion at December 31, 2023 and $1.21 billion at March 31, 2023. Deposits and net loans as of March 31, 2024 totaled $2.39 billion and $2.22 billion, respectively, compared to deposits and net loans of $2.30 billion and $2.22 billion, respectively, at December 31, 2023 and $984.5 million and $934.8 million, respectively, at March 31, 2023.

Total loans increased $4.3 million during the first quarter of 2024 to $2.25 billion at March 31, 2024, with muted net loan growth reflecting the continued integration following the completion of the Merger and introduction of the Company to new markets. Total commercial loan commitments for the first quarter of 2024 were $77.0 million with funded balances of $45.2 million. The average commercial loan commitment originated during the first quarter of 2024 totaled approximately $664 thousand with an average outstanding funded balance of $390 thousand.

Cash and cash equivalents increased $92.1 million to $172.3 million at March 31, 2024 compared to $80.2 million at December 31, 2023 and $51.7 million at March 31, 2023. The increase was due to deposit growth outpacing net loan growth, as well as an increase in long term FHLB borrowings as the Company took steps to extend the maturity of its liabilities.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Deposits at March 31, 2024 totaled $2.39 billion, an increase of $87.6 million compared to $2.30 billion at December 31, 2023. This increase was driven by significant growth in interest bearing deposits, including a $14.5 million increase in money market and savings accounts and $39.4 million increase in retail time deposits. Additionally, brokered certificates of deposits increased by $27.2 million to $146.7 million at March 31, 2024, as compared to at December 31, 2023, which includes $75 million related to an interest rate swap executed in 2023.

Shareholders’ equity increased from $265.8 million at December 31, 2023 to $268.2 million at March 31, 2024 primarily as a result of a $2.9 million increase in retained earnings. Book value per share increased to $7.18 at March 31, 2024 compared to $7.12 at December 31, 2023. Tangible book value per share increased $0.10 to $5.00 at March 31, 2024 compared to $4.90 at December 31, 20231.

Asset Quality

In the first quarter of 2024, the Company recorded a provision for credit losses of $40 thousand, compared to a $9.8 million provision for credit losses in the fourth quarter of 2023, which included $9.7 million associated with the day one accounting provision required for loans acquired not designated as purchase credit deteriorated in the Merger.

Asset quality metrics remain strong. As of March 31, 2024, the Company’s non-performing assets were $6.7 million, representing 0.25% of total assets. Loans 30-89 days past due at March 31, 2024 were $15.3 million, representing 0.68% of total loans.

The allowance for credit losses-loans was $23.8 million, or 1.06% of total loans at March 31, 2024, which remained consistent quarter over quarter with the allowance for credit losses-loans of $23.8 million, or 1.06% of total loans at December 31, 2023. The allowance for credit losses-loans to nonperforming assets was 357.18% at March 31, 2024, compared to 327.82% at December 31, 2023.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of March 31, 2024. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 11.04% and 10.24%, respectively, at March 31, 2024, compared to 10.62% and 9.92%, respectively, at December 31, 2023 and 13.53% and 12.32%, respectively, at March

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

31, 2023. The Company’s ratio of Tangible Common Equity to Tangible Assets was 6.91%1 at March 31, 2024.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 29 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

LB-E

LB-D

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$13,552	$13,089	$5,447	$4,736	$4,545
Interest-bearing deposits with other institutions	158,731	67,101	62,532	118,438	47,190
Cash and cash equivalents	172,283	80,190	67,979	123,174	51,735
Certificates of deposit with other banks	—	—	249	498	745
Securities available for sale, at fair value	133,949	115,490	78,779	83,620	86,804
Securities held to maturity, net of allowance for credit losses	36,109	36,223	37,266	38,220	38,986
Loans receivable, gross	2,245,817	2,241,533	978,912	969,533	945,371
Allowance for credit losses - loans	(23,842)	(23,767)	(9,964)	(10,228)	(10,526)
Loans receivable, net	2,221,975	2,217,766	968,948	959,305	934,845
Investments in restricted bank stock	4,286	3,965	3,107	5,544	4,134
Premises and equipment, net	22,233	22,279	6,414	6,292	6,497
Right-of-Use Asset – Premises	14,663	15,598	9,727	9,896	10,058
Bank-owned life insurance	49,230	48,847	24,732	24,554	24,384
Goodwill and other intangible assets	81,494	82,701	36,715	36,774	36,833
Deferred tax asset	23,463	24,153	6,880	6,571	6,749
Accrued interest receivable and other assets	24,579	22,113	14,899	14,024	12,188
TOTAL ASSETS	$2,784,264	$2,669,325	$1,255,695	$1,308,472	$1,213,958
LIABILITIES
Deposits:
Demand, noninterest bearing	$653,719	$655,953	$210,404	$240,729	$204,495
Interest bearing	1,732,310	1,642,520	831,368	794,113	780,003
Total deposits	2,386,029	2,298,473	1,041,772	1,034,842	984,498
Other Borrowings	40,499	10,590	15,000	74,899	31,250
Subordinated Debt	61,573	61,444	40,354	40,398	40,441
Lease liabilities	15,445	16,464	9,728	9,896	10,058
Accrued interest payable and other liabilities	12,475	16,558	7,490	5,985	6,130
TOTAL LIABILITIES	2,516,021	2,403,529	1,114,344	1,166,020	1,072,377
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	369	369	162	162	250
Surplus	263,577	263,310	127,856	127,818	127,659
Retained earnings	7,724	4,843	19,062	19,039	18,911
Accumulated other comprehensive loss	(3,427)	(3,209)	(5,729)	(4,567)	(5,239)
Total equity attributable to parent	268,243	265,313	141,351	142,452	141,581
Noncontrolling interest in consolidated subsidiary	—	483	—	—	—
TOTAL SHAREHOLDERS' EQUITY	268,243	265,796	141,351	142,452	141,581
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,784,264	$2,669,325	$1,255,695	$1,308,472	$1,213,958
Common shares outstanding	37,348,151	37,340,700	16,235,871	16,228,440	16,221,692

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	3/31/2024	12/31/2023	3/31/2023
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$36,125	$21,461	$11,762
Other	2,650	1,642	1,228
Total interest and dividend income	38,775	23,103	12,990
INTEREST EXPENSE
Deposits	11,847	7,445	4,517
Other Borrowings	1,152	727	87
Subordinated Debt	892	615	432
Total interest expense	13,891	8,787	5,036
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	24,884	14,316	7,954
Provision for credit losses	40	9,844	293
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,844	4,472	7,661
NONINTEREST INCOME
Service charges on deposit accounts	780	385	199
Bank-owned life insurance	383	250	140
Net realized losses on the sale of debt securities	—	—	(2,370)
Gain on sale of loans	50	166	—
Other	516	374	178
Total noninterest income	1,729	1,175	(1,853)
NONINTEREST EXPENSE
Salaries and employee benefits	11,118	8,262	4,120
Occupancy	1,578	911	707
Equipment and data processing	1,826	1,201	693
Professional fees	748	536	381
FDIC insurance	352	198	159
Bank Shares Tax	591	323	278
Intangible amortization	1,206	484	61
Merger & system conversion related expenses	56	9,496	587
Other	1,775	874	751
Total noninterest expense	19,250	22,285	7,737
Income (loss) before income tax expense (benefit)	7,323	(16,638)	(1,929)
Income tax expense (benefit)	1,597	(3,641)	(376)
NET INCOME (LOSS)	$5,726	$(12,997)	$(1,553)

EARNINGS (LOSS) PER SHARE, BASIC	$0.15	$(0.56)	$(0.10)
EARNINGS (LOSS) PER SHARE, DILUTED	$0.15	$(0.56)	$(0.10)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	36,962,005	23,063,202	15,480,951
DILUTED	37,038,230	23,063,202	15,480,951

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended
('Dollars In Thousands, except per share data)	3/31/2024	12/31/2023	3/31/2023
Operating Highlights
Net Income (loss)	$5,726	$(12,997)	$(1,553)
Net Interest Income	24,884	14,316	7,954
Provision for Credit Losses	40	9,844	293
Non-Interest Income	1,729	1,175	(1,853)
Non-Interest Expense	19,250	22,285	7,737
Earnings (loss) per Share, Basic	0.15	(0.56)	(0.10)
Adjusted Earnings per Share, Basic (2)	0.16	0.09	0.05
Earnings (loss) per Share, Diluted	0.15	(0.56)	(0.10)
Adjusted Earnings per Share, Diluted (2)	0.16	0.09	0.05

Selected Operating Ratios
Net Interest Margin	4.03%	3.55%	2.95%
Annualized Return on Assets ("ROA")	0.86%	-2.96%	-0.53%
Adjusted ROA[2]	0.86%	0.49%	0.27%
Annualized Return on Equity ("ROE")	8.63%	-28.24%	-4.56%
Adjusted ROE[2]	8.70%	4.70%	2.30%
Efficiency Ratio	72.33%	143.86%	126.82%
Adjusted Efficiency Ratio[3]	72.12%	82.56%	84.41%
Noninterest Income to Avg. Assets	0.26%	0.27%	-0.63%
Noninterest Expense to Avg. Assets	2.88%	5.08%	2.65%

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Financial Condition Data
Total Assets	$2,784,264	$2,669,325	$1,255,695	$1,308,472	$1,213,958
Loans Receivable, Net	2,221,975	2,217,766	968,948	959,305	934,845

Noninterest-bearing Deposits	653,719	655,953	210,404	240,729	204,495
Interest-bearing Deposits	1,732,310	1,642,520	831,368	794,113	780,003
Total Deposits	2,386,029	2,298,473	1,041,772	1,034,842	984,498

Selected Balance Sheet Ratios
Total Capital Ratio[1]	11.04%	10.62%	12.92%	12.88%	13.53%
Tier 1 Capital Ratio[1]	10.24%	9.92%	12.37%	12.29%	12.32%
Common Equity Tier 1 Capital Ratio[1]	10.24%	9.92%	12.37%	12.29%	12.32%
Leverage Ratio[1]	9.23%	14.13%	10.71%	10.41%	10.78%
Tangible Common Equity to Tangible Assets[4]	6.91%	7.08%	8.58%	8.31%	8.90%
Tangible Book Value per Share[5]	$5.00	$4.90	$6.44	$6.51	$6.46

Asset Quality Data
Non-performing Assets	$6,675	$7,250	$2,958	$2,856	$2,398
Non-performing Assets to Total Assets	0.25%	0.27%	0.24%	0.22%	0.20%
Non-performing Loans to Total Loans	0.30%	0.32%	0.30%	0.29%	0.25%
Allowance for Credit Losses - Loans ("ACLL")	$23,842	$23,767	$9,964	$10,228	$10,526
ACLL to Total Loans	1.06%	1.06%	1.02%	1.05%	1.11%
ACLL to Nonperforming Assets	357.18%	327.82%	336.85%	358.12%	438.95%
Net chargeoffs (recoveries)	$70	$195	$(12)	$(97)	$(2)

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended March 31,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$82,420	$898	4.38%	$36,470	$275	3.06%
Securities
Taxable (1)	114,896	1,391	4.87%	81,899	653	3.23%
Tax-Exempt	42,984	457	4.28%	38,368	377	3.98%
Total Securities	157,880	1,848	4.71%	120,267	1,030	3.47%
Total Cash Equiv. and Investments	240,300	2,746	4.60%	156,737	1,305	3.38%
Total Loans (3)	2,240,714	36,125	6.48%	936,510	11,762	5.09%
Total Earning Assets	2,481,014	38,871	6.30%	1,093,247	13,067	4.85%
Other Assets	210,826			90,938
Total Assets	$2,691,840			$1,184,185
Interest bearing demand	$424,781	$1,942	1.84%	$251,103	$1,188	1.92%
Money market demand	587,455	3,174	2.17%	245,563	1,350	2.23%
Time deposits	608,192	6,731	4.45%	290,605	1,979	2.76%
Total Borrowings	140,621	2,044	5.85%	49,246	519	4.27%
Total Interest-Bearing Liabilities	1,761,049	13,891	3.17%	836,517	5,036	2.44%
Non Int Bearing Deposits	632,637			192,135
Total Cost of Funds	$2,393,686	$13,891	2.33%	$1,028,652	$5,036	1.99%
Other Liabilities	31,359			17,508
Total Liabilities	$2,425,045			$1,046,160
Shareholders' Equity	$266,795			$138,025
Total Liabilities & Shareholders' Equity	$2,691,840			$1,184,185
Net Interest Income/Spread (FTE)		24,980	3.13%		8,031	2.41%
Tax-Equivalent Basis Adjustment		(96)			(77)
Net Interest Income		$24,884			$7,954
Net Interest Margin			4.03%			2.95%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	March 31, 2024			December 31, 2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$82,420	$898	4.38%	$63,572	$405	2.53%
Securities
Taxable (1)	114,896	1,391	4.87%	88,632	951	4.26%
Tax-Exempt	42,984	457	4.28%	38,269	362	3.75%
Total Securities	157,880	1,848	4.71%	126,901	1,313	4.10%
Total Cash Equiv. and Investments	240,300	2,746	4.60%	190,473	1,718	3.58%
Total Loans (3)	2,240,714	36,125	6.48%	1,411,129	21,461	6.03%
Total Earning Assets	2,481,014	38,871	6.30%	1,601,602	23,179	5.74%
Other Assets	210,826			138,537
Total Assets	$2,691,840			$1,740,139
Interest bearing demand	$424,781	$1,942	1.84%	$328,342	$1,746	2.11%
Money market demand	587,455	3,174	2.17%	367,821	2,287	2.47%
Time deposits	608,192	6,731	4.45%	348,580	3,412	3.88%
Total Borrowings	140,621	2,044	5.85%	113,492	1,342	4.69%
Total Interest-Bearing Liabilities	1,761,049	13,891	3.17%	1,158,235	8,787	3.01%
Non Int Bearing Deposits	632,637			371,051
Total Cost of Funds	$2,393,686	$13,891	2.33%	$1,529,286	$8,787	2.28%
Other Liabilities	31,359			28,244
Total Liabilities	$2,425,045			$1,557,530
Shareholders' Equity	$266,795			$182,609
Total Liabilities & Shareholders' Equity	$2,691,840			$1,740,139
Net Interest Income/Spread (FTE)		24,980	3.13%		14,392	2.73%
Tax-Equivalent Basis Adjustment		(96)			(76)
Net Interest Income		$24,884			$14,316
Net Interest Margin			4.03%			3.55%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Agriculture and farmland loans	$67,359	$65,861	$50,584	$50,552	$53,301
Construction loans	194,391	178,483	65,836	75,628	67,934
Commercial & industrial loans	218,724	238,343	115,572	104,869	99,356
Commercial real estate loans
Multifamily	190,146	180,788	111,853	113,254	111,461
Owner occupied	489,467	501,732	160,929	154,520	151,407
Non-owner occupied	589,731	580,972	257,344	254,691	249,638
Residential real estate loans
First liens	403,300	402,433	172,481	170,271	166,478
Second liens and lines of credit	71,060	70,747	27,870	30,148	30,720
Consumer and other loans	16,810	16,756	11,869	11,308	10,472
Municipal loans	4,473	5,244	4,137	3,929	4,292
	2,245,461	2,241,359	978,475	969,170	945,059
Deferred costs	356	174	437	363	312
Total loans receivable	$2,245,817	$2,241,533	$978,912	$969,533	$945,371

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	March 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,743	$106	$12,849
US Government Treasury securities	4,942	2	4,944
Obligations of state and political subdivisions	49,231	(3,264)	45,967
Mortgage-backed securities in government-sponsored entities	71,276	(3,316)	67,960
Other securities	2,250	(21)	2,229
	$140,442	$(6,493)	$133,949

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,455)	$13,545	$(507)
Structured mortgage-backed securities	21,616	(892)	20,724	-
	$36,616	$(2,347)	$34,269	$(507)

	December 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,711	$274	$12,985
US Government Treasury securities	4,925	17	4,942
Obligations of state and political subdivisions	49,640	(2,595)	47,045
Mortgage-backed securities in government-sponsored entities	50,795	(2,614)	48,181
Other securities	2,301	36	2,337
	$120,372	$(4,882)	$115,490

	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,592)	$13,408	$(512)
Structured mortgage-backed securities	21,735	(907)	20,828	-
	$36,735	$(2,499)	$34,236	$(512)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Demand, noninterest-bearing	$653,719	$655,953	$210,404	$240,729	$204,495
Demand, interest-bearing	447,412	438,765	273,673	237,114	250,944
Money market and savings	591,982	577,448	258,334	254,632	241,858
Time deposits, $250 and over	147,898	134,324	51,563	57,194	51,855
Time deposits, other	398,365	372,572	172,798	185,121	165,310
Brokered deposits	146,653	119,411	75,000	60,052	70,036
	$2,386,029	$2,298,473	$1,041,772	$1,034,842	$984,498

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Demand, noninterest-bearing	$632,637	$371,051	$209,054	$209,072	$192,135
Demand, interest-bearing	424,781	328,342	254,725	243,539	251,103
Money market and savings	587,455	367,821	254,849	244,355	245,563
Time deposits	518,929	317,747	236,869	236,059	212,478
Brokered deposits	89,263	30,832	28,705	63,339	78,127
	$2,253,065	$1,415,793	$984,202	$996,364	$979,406

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended
(Dollars in thousands)	3/31/2024	12/31/2023	3/31/2023
Net income (loss)	$5,726	$(12,997)	$(1,553)
Average assets	2,691,840	1,740,139	1,184,185
Return on average assets (annualized)	0.86%	-2.96%	-0.53%
Net income (loss)	5,726	(12,997)	(1,553)
Net losses on sale of securities	-	-	2,370
Tax effect at 21%	-	-	(498)
Merger & system conversion related expenses	56	9,496	587
Tax effect at 21%	(12)	(1,994)	(123)
Non-purchase credit deteriorated provision for credit losses	-	9,694	-
Tax effect at 21%	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	5,770	2,163	783
Average assets	2,691,840	1,740,139	1,184,185
Adjusted return on average assets (annualized) (Non-GAAP)	0.86%	0.49%	0.27%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended
(Dollars in thousands)	3/31/2024	12/31/2023	3/31/2023
Net income (loss)	$5,726	$(12,997)	$(1,553)
Average shareholders' equity	266,795	182,609	138,025
Return on average shareholders' equity (annualized)	8.63%	-28.24%	-4.56%
Net income (loss)	5,726	(12,997)	(1,553)
Net losses (gains) on sale of securities	-	-	2,370
Tax effect at 21%	-	-	(498)
Merger & system conversion related expenses	56	9,496	587
Tax effect at 21%	(12)	(1,994)	(123)
Non-purchase credit deteriorated provision for credit losses	-	9,694	-
Tax effect at 21%	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	5,770	2,163	783
Average shareholders' equity	266,795	182,609	138,025
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	8.70%	4.70%	2.30%

Adjusted Efficiency Ratio
	For the Three Months Ended
(Dollars in thousands)	3/31/2024	12/31/2023	3/31/2023
GAAP-based efficiency ratio	72.33%	143.86%	126.82%
Net interest income	$24,884	$14,316	$7,954
Noninterest income	1,729	1,175	(1,853)
Less: net gains (losses) on sales of securities	-	-	(2,370)
Adjusted revenue (Non-GAAP)	26,613	15,491	8,471
Total noninterest expense	19,250	22,285	7,737
Less: Merger & system conversion related expenses	56	9,496	587
Adjusted non-interest expense	19,194	12,789	7,150
Efficiency ratio, as adjusted (Non-GAAP)	72.12%	82.56%	84.41%

Tangible Common Equity and Tangible Book Value
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Tangible Common Equity	(Dollars in thousands, except for share data)
Total shareholders’ equity	$268,243	$265,796	$141,351	$142,452	$141,581
Adjustments:
Goodwill	(56,968)	(56,968)	(35,842)	(35,842)	(35,842)
Other intangible assets	(24,526)	(25,733)	(873)	(932)	(991)
Tangible common equity (Non-GAAP)	$186,749	$183,095	$104,636	$105,678	$104,748
Common shares outstanding	37,348,151	37,340,700	16,235,871	16,228,440	16,221,692
Book value per common share	$7.18	$7.12	$8.71	$8.78	$8.73
Tangible book value per common share (Non-GAAP)	$5.00	$4.90	$6.44	$6.51	$6.46
Tangible Assets
Total assets	$2,784,264	$2,669,325	$1,255,695	$1,308,472	$1,213,958
Adjustments:
Goodwill	(56,968)	(56,968)	(35,842)	(35,842)	(35,842)
Other intangible assets	(24,526)	(25,733)	(873)	(932)	(991)
Tangible assets (Non-GAAP)	$2,702,770	$2,586,624	$1,218,980	$1,271,698	$1,177,125
Tangible common equity to tangible assets (Non-GAAP)	6.91%	7.08%	8.58%	8.31%	8.90%

Adjusted Earnings Per Share
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2024	12/31/2023	3/31/2023
GAAP-Based Earnings (Loss) Per Share, Basic	$0.15	$(0.56)	$(0.10)
GAAP-Based Earnings (Loss) Per Share, Diluted	$0.15	$(0.56)	$(0.10)
Net Income (Loss)	$5,726	$(12,997)	$(1,553)
Net losses on sale of securities	-	-	2,370
Tax effect at 21%	-	-	(498)
Merger & system conversion related expenses	56	9,496	587
Tax effect at 21%	(12)	(1,994)	(123)
Non-purchase credit deteriorated provision for credit losses	-	9,694	-
Tax effect at 21%	-	(2,036)	-
Adjusted Net Income (Non-GAAP)	5,770	2,163	783
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.16	$0.09	$0.05
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.16	$0.09	$0.05

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended
(Dollars in thousands, except per share data)	3/31/2024	12/31/2023	3/31/2023
Net Income (Loss) - GAAP	$5,726	$(12,997)	$(1,553)
Net losses on sale of securities	-	-	2,370
Tax effect at 21%	-	-	(498)
Merger & system conversion related expenses	56	9,496	587
Tax effect at 21%	(12)	(1,994)	(123)
Adjusted Net Income (Loss) (Non-GAAP)	5,770	(5,495)	783
Income tax expense (benefit)	1,597	(3,641)	(376)
Provision for credit losses	40	9,844	293
Tax effect included in Adjusted Net Income	12	1,994	621
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$7,419	$2,702	$1,321